Exhibit 99.1
Remy International, Inc. Announces Fourth Quarter and Full Year 2013 Results
PENDLETON, Ind., February 12, 2014 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced its financial results for the fourth quarter and full year ended December 31, 2013.

Financial Results	Three Months Ended December 31,
	2013	2012
Net sales	$291.7 million	$268.3 million
Net income	$16.7 million	$16.5 million
Diluted earnings per share	$0.53	$0.51
Net cash provided by operating activities	$44.6 million	$26.8 million
Adjusted EBITDA	$38.9 million	$39.7 million

Years Ended December 31,
	2013	2012
Net sales	$1,118.6 million	$1,133.5 million
Net income	$40.4 million	$141.4 million
Diluted earnings per share	$1.26	$4.47
Net cash provided by operating activities	$59.9 million	$65.8 million
Adjusted EBITDA	$136.4 million	$153.5 million

Fourth Quarter Highlights

•	Net sales of $291.7 million for the fourth quarter of 2013, an increase of 9% compared to $268.3 million for the fourth quarter of 2012

•	Adjusted EBITDA of $38.9 million for the fourth quarter of 2013, a decrease of 2% compared to $39.7 million for the fourth quarter of 2012

•	Net income was $16.7 million for the fourth quarter of 2013 compared to $16.5 million for fourth quarter of 2012

Full Year Highlights

•	Net sales of $1,118.6 million for 2013, a decline of 1% compared to $1,133.5 million for 2012

•	Adjusted EBITDA of $136.4 million for 2013, a decline of 11% compared to $153.5 million for 2012

•	Net income was $40.4 million for full year 2013 compared to $141.4 million for full year 2012

◦	2013 results included $7.0 million in executive separation cost, $4.3 million in loss on extinguishment of debt and refinancing fees and $4.1 million in restructuring and other charges

◦
2012 results included the reversal of a valuation allowance on certain deferred tax assets resulting in an income tax benefit of $89.4 million and $10.3 million in charges related to restructuring activities

•	Cash flow from operations of $59.9 million in 2013 compared to $65.8 million for 2012

•	During 2013, dividends of $0.40 per share were paid to common shareholders.

Fred Knechtel, Remy International, Inc. Sr. Vice President, CFO and Treasurer, added, “Our sales were off marginally from last year with new OE programs and increased aftermarket sales offsetting the reduction of previously disclosed roll-off of programs with Remy content, and the continued softness of the North American commercial vehicle market. Investments in China and Light Duty Aftermarket impacted results in 2013 but position us well for the coming year."

Jay Pittas, Remy International, Inc. President and CEO commented, “2013 was a successful year for Remy, anchored by our positive fourth quarter results. We focused on winning new business, driving sustainable operational improvements, and aggressively controlling spending, while investing for growth in China and our Light Duty aftermarket. We made significant progress on all fronts. The Remy team remains focused on driving superior long-term value for shareholders. With healthy cash flows to support business investments, pay dividends, and fund potential M&A activities, I believe that we are well positioned with our expanded portfolio and quality products to grow our business.”

About Remy
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy®, and World Wide Automotive® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss fourth quarter and full year 2013 results on Thursday, February 13, 2014, beginning at 9 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at www.remyinc.com.
Use of Non-GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted EBITDA, a non-U.S. GAAP financial measure, which is frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measure presented provides a useful measure of Remy’s financial performance since it excludes certain items which do not reflect ongoing operations including costs associated with restructuring costs, impairment of assets related to capital investments, interest on our debt and non-cash stock-based compensation charges. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense–net, (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost and (ix) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented in the financial schedules which accompany this release.
Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the "Special note regarding forward-

looking statements", "Risk Factors" and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2013 will be available on the Remy International Website at http://www.remyinc.com under Investor Relations.
Investor Contact: Fred Knechtel, Sr. Vice President, CFO and Treasurer
Knechtel.Fred@remyinc.com
(765) 778-6871
SOURCE : Remy International, Inc.

Remy International, Inc.

The accompanying unaudited consolidated financial information and reconciliation schedules should be read in conjunction with the Remy International, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, each of which were filed with the United States Securities and Exchange Commission.

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended December 31,
(In thousands of dollars, except per share amounts)	2013	2012
Net sales	$291,673	$268,266
Cost of goods sold	230,615	208,901
Gross profit	61,058	59,365
Selling, general, and administrative expenses	32,088	31,629
Restructuring and other charges	(197)	1,307
Operating income	29,167	26,429
Interest expense–net	4,519	6,710
Income before income taxes	24,648	19,719
Income tax expense	7,957	3,181
Net income	16,691	16,538
Less net income attributable to noncontrolling interest	—	611
Net income attributable to common stockholders	$16,691	$15,927

Basic earnings per share:
Earnings per share	$0.53	$0.52
Weighted average shares outstanding	31,240	30,676
Diluted earnings per share:
Earnings per share	$0.53	$0.51
Weighted average shares outstanding	31,539	30,996
Dividends declared per common share	$0.10	$0.10

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Years ended December 31,
(In thousands of dollars, except per share amounts)	2013	2012
Net sales	$1,118,580	$1,133,547
Cost of goods sold	895,610	895,843
Gross profit	222,970	237,704
Selling, general, and administrative expenses	134,413	129,520
Restructuring and other charges	4,066	10,271
Operating income	84,491	97,913
Interest expense–net	19,957	27,757
Loss on extinguishment of debt and refinancing fees	4,256	—
Income before income taxes	60,278	70,156
Income tax expense (benefit)	19,924	(71,229)
Net income	40,354	141,385
Less net income attributable to noncontrolling interest	659	2,774
Net income attributable to common stockholders	$39,695	$138,611

Basic earnings per share:
Earnings per share	$1.27	$4.53
Weighted average shares outstanding	31,207	30,616
Diluted earnings per share:
Earnings per share	$1.26	$4.47
Weighted average shares outstanding	31,388	30,990
Dividends declared per common share	$0.40	$0.30

Remy International, Inc.
Reconciliation of non-GAAP financial measures
(Unaudited)

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense–net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended December 31,		Years ended December 31,
(in thousands)	2013	2012	2013	2012
Net income attributable to common stockholders	$16,691	$15,927	$39,695	$138,611
Adjustments:
Interest expense–net	4,519	6,710	19,957	27,757
Income tax expense (benefit)	7,957	3,181	19,924	(71,229)
Depreciation and amortization	8,003	10,050	33,770	38,060
Stock-based compensation expense	1,667	1,842	6,561	7,261
Net income attributable to noncontrolling interest	—	611	659	2,774
Restructuring and other charges	(197)	1,307	4,066	10,271
Loss on extinguishment of debt and refinancing fees	—	—	4,256	—
Executive officer separation	—	—	7,000	—
Other	243	99	494	24
Total adjustments	22,192	23,800	96,687	14,918
Adjusted EBITDA	$38,883	$39,727	$136,382	$153,529

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